                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 5, 2006

                                 SIRICOMM, INC.
             (Exact name of registrant as specified in its Charter)

         Delaware                     0-18399                   62-1386759
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                 File No.)             Identification No.)

        4710 East 32nd Street, Joplin, Missouri                     64804
       (Address of principal executive offices)                   (Zip Code)

                                 (417) 626-9961
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On July 5, 2006, SiriCOMM, Inc. entered into a letter agreement with
William W. Graham under which Mr. Graham will serve as our President and Chief
Executive Officer for an initial term of three to six months. The letter agreement is filed as Exhibit 99.1 to this report. The agreement calls for monthly compensation of $14,583.33, a health insurance reimbursement benefit of
$850.00 per month and a grant of 50,000 options to purchase shares of our common stock.

         At the same time we entered into the agreement with Mr. Graham, we entered into a new employment agreement with Henry P. Hoffman to serve as our
Chairman for an initial term of two years commencing July 5, 2006. A copy of the new agreement is filed as Exhibit 99.2 to this report. The term automatically renews for one additional year unless we or Mr. Hoffman provide written notice not to renew at least 90 days prior to the end of the term. Mr. Hoffman will receive an annual salary of not less than $175,000 per year under this agreement.

Item 1.02 Termination of a Material Definitive Agreement

         Mr. Hoffman agreed to terminate his employment agreement dated February
19, 2002 on July 5, 2006, simultaneously with his resignation as President and
CEO and the signing of his new agreement to serve as Chairman.

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of
Principal Officer.

         (b)(c) On July 5, 2006, our board of directors accepted the resignation of Henry P. Hoffman as our President and CEO, appointed Mr. Hoffman Chairman of the Board and appointed William W. Graham to serve as President and CEO.
Additional information concerning agreements SiriCOMM entered into and which were terminated is set forth in Items 1.01 and 1.02, above. Disclosure concerning the current compensation to be paid to Mr. Hoffman and Mr. Graham is incorporated by reference into this Item 5.02.

         William W. Graham is 56 years old. During approximately the past seven years, Mr. Graham has principally been acting as a private investor and has been active in philanthropic organizations. From 2001 until 2005, he was active in the management of Classic Card Company, a private stationery printing firm which he acquired with his wife that year. The Grahams still own Classic Card, but are no longer involved in its management. From 1995 to 1999, Mr. Graham was Senior
Vice President Marketing and Sales of Kansas City Southern Railway where he oversaw five business units as well as customer service. From 1984 to 1995, Mr.
Graham held various management positions at Yellow Freight System (now YRC
Worldwide) with his last position being Vice President, Transportation and
Operations Services. At Yellow, Mr. Graham was involved in the expansion and growth of the company following the deregulation of the trucking industry. Mr.
Graham started his transportation career with the Santa Fe Railway. Mr. Graham received a BS from Millikin University, and a MBA from the University of
Missouri at Kansas City.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1     Letter Agreement between SiriCOMM, Inc. and William
                           W. Graham, dated July 5, 2006.*

                  99.2     Employment Agreement between SiriCOMM, Inc. and Henry
                           P. Hoffman dated July 5, 2006.*

                  * Compensation plan or arrangement in which directors or
                    executive officers are eligible to participate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SIRICOMM, INC.
                                                 (Registrant)

Date: July 11, 2006                              By: /s/ William W. Graham
                                                    William W. Graham,
                                                    Chief Executive Officer

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